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A-Street Capital Corp.

60 W. Randolph Street/Suite 200
Chicago, IL  60601
312.762.9270


May 2, 2003


Mr. Norman Gardner
LaserLock Technologies, Inc.,
837 Lindy Lane
Bala Cynwyd, Pennsylvania 19004

          Re: Loan from LaRoch Limited to LaserLock Technologies, Inc.

Dear Mr. Gardner,

This letter confirms the terms of a loan by our client, LaRoch Limited ("Lender") to LaserLock Technologies, Inc. ("Borrower") in the principal amount of US$55,000 (the "Loan"). The Loan is contingent on your agreement to the following:

o Execution and delivery of a Promissory Note (the "Note") in favor of Lender in the form attached hereto as Exhibit A. The Note's repayment amount will include all fees and expenses of Lender including a loan origination fee, prepaid interest for 60 days at a rate of 10% per annum, legal fees and other expenses in the amount of $5000 ("Fees"). Lender is authorized to deduct these Fees from the principal amount of the Loan prior to disbursing the net proceeds to the Borrower. The Note shall be for a term of 60 days and will be secured by the proceeds of that certain Regulation S Stock Purchase Agreement dated May 2, 2003 between LaserLock Technologies, Inc, and Californian Securities S.A. ("CSSA"). Borrower shall execute a Letter of Direction in the form attached hereto as Exhibit B instructing CSSA and its disbursement agent to pay to Lender the first proceeds of the Regulation S offering in repayment of the Loan but only to the extent of the outstanding balance on the Note including accrued interest, if any.

o Issuance and delivery of 143,000 shares of restricted common stock ("Shares") to A-Street Capital Corp. as compensation for arranging the Loan within 10 days of the funding of the Loan.

    Holders of such Shares be entitled to transferable, piggyback registration rights. If, at anytime prior to January 1, 2005, the Company shall prepare to file a Registration Statement under the Act with the SEC, other than pursuant to Form S-4 or Form S-8, pertaining to the public sale of its Common Stock (other than one to raise additional funds exclusively for the Company), it shall give at least thirty (30) days' notice of its intention to do so to the Lender who shall provide notice to the holders of such Shares, if any Shares are transferred by the Lender to a third party. The notice shall set forth the number of shares of Common Stock to be registered for sale and, to the extent then known by the Company, the proposed terms upon which the sale will take place. Within fifteen (15) days of the notice, the Lender may, by notice to the Company, require the Company to include such Shares in the registration statement. The costs of the registration and sale, including legal and accounting fees and costs, printing costs, and other expenses, but excluding brokers' commissions, fees, costs, and expenses (if any, which if charged shall be borne by the selling shareholder) shall be borne by the Borrower.

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                              A-Street Capital Corp

Mr. Norm Gardner
May 2, 2003
Page 2


o Borrower may extend the maturity date of the Note for an additional 30 days upon a payment to Lender of $2,500.

o Borrower warrants and represents to Lender that the proceeds of the Loan will be used to maintain the Borrower's intellectual property and for general business purposes.

If you are in agreement with the terms of the Loan, please sign on the line indicated and return this agreement to me by facsimile. Borrower shall deliver at closing original signed copies of the Promissory Note, the Letter of Direction, and this Agreement. In addition, Borrower shall deliver certified resolutions of the Board of Directors authorizing the following: (a) the Company's financing arrangement with LaRoch Limited, (b) the Company's entry into the Regulation S Stock Purchase Agreement with Californian Securities, S.A. and (c) the issuance of 143,000 shares of the Company's common stock to be delivered to A-Street Capital Corp. within 10 days of the closing of the Loan. The closing of each of the Loan and the Regulation S Stock Purchase Agreement shall take place on or before May 2, 2003 in Chicago, Illinois. The parties agree that the delivery of this Agreement, the related agreements and any other documents at the Closing may be effected by means of an exchange of facsimile signatures with original copies to follow by overnight mail or courier service. Disbursement of the net proceeds of the loan shall be by wire transfer. Please provide wire instructions with the closing documents.

Please advise when you have those documents ready. Please feel free to contact me if you have any additional questions.

Very truly yours,
A-Street Capital Corp.


By:  Philip T. Powers
   -----------------------------------------
     Philip T. Powers, VP and Secretary.

Acknowledged by and agreed to by               Accepted by
La Roch Limited                                LaserLock Technologies, Inc.


By:  Nicholas Kell                             By:   Norman Gardner
   -------------------------------------          ------------------------------
                                                     Norman Gardner, President

Date: May 2, 2003                              Date: May 2, 2003
     -----------------------------------            ----------------------------


cc.  Louis B. Lichtenfeld
     Andrea Young